                                                                     Exhibit 4.7
                                                                     -----------


NSO No. ___
Option Grant for
________ Shares

                      NONSTATUTORY STOCK OPTION AGREEMENT
                                PURSUANT TO THE
                     INTERTAN, INC. 1996 STOCK OPTION PLAN

____________________
____________________
____________________
____________________

Dear ______________:

Effective as of ________________ (the "Grant Date"), InterTAN, Inc. (including all of its subsidiaries, the "Company") hereby grants you a Nonstatutory Stock Option (hereinafter referred to as the "option") to purchase _______ shares of its authorized common stock, US$1.00 par value (the "Option Shares"), at the option price of US$______ per share, under the InterTAN, Inc. 1996 Stock Option Plan (the "Plan") upon the following terms and conditions:

1.   Manner of Exercise; Payment of Purchase Price.  Subject to the provisions
     ---------------------------------------------
     of Section 2 hereof, the options granted shall be exercisable by you or by a transferee who may have succeeded to your rights under the provisions of
     Section 5 hereof by delivering to the Company at its principal office a written notice substantially in the form of Exhibit A, or such other form
                                                 ---------
     as the Organization and Compensation Committee of the Board of Directors shall approve, specifying the number of shares to be purchased and accompanied by a certified or bank cashier's check payable to the order of the Company and/or (but not more often than twice in any calendar year) certificates for outstanding shares of the Company's common stock, in negotiable form, having sufficient fair market value to satisfy the purchase price, or a combination of such check and outstanding common stock. The Company shall thereupon cause to be sent to you at your address, as shown in your written notice, the appropriate certificate or certificates evidencing the shares so purchased registered in your name (or, if so elected by you, your name and that of your spouse).

2.   Exercise of Option.  Unless this option shall have expired as provided in
     ------------------
     Section 3 below, and subject to the special provisions of Section 4 below, it may be exercised from time to time in whole or in part for not more than
     (a) one third (1/3) of the entire number of Option Shares at anytime after the first anniversary of the Grant Date, (b) an additional one third (1/3) of the entire number of Option Shares from and after the second anniversary of the Grant Date, and (c) for the entire number of Option Shares from and after the third anniversary of the Grant

     Date [20% vesting over 5 years is an alternative]. The right to purchase shares with respect to options which become exercisable shall be cumulative

3.   Expiration of Option.  The options granted shall expire and become null and
     --------------------
     void upon the happening of whichever of the following events shall first occur: (a) expiration of three (3) months after you cease to be employed by the Company or any of its subsidiaries for any reason other than termination for cause, death or permanent disability, provided, upon retirement at age 50 years or older, the three (3) months shall be extended to twelve (12) months; (b) a period of twelve (12) months shall have elapsed since your death or permanent disability; (c) a period of ten (10) years and one (1) month shall have elapsed since the Grant Date; or (d) your employment shall have been terminated for cause as determined by the Organization and Compensation Committee. Except as provided in Section 4 below, only those portions of this option exercisable as of the date of termination of your employment may be exercised, whether such termination is by retirement or otherwise.

4.   Acceleration of Exercise Dates.  Notwithstanding the provisions of Section
     ------------------------------
     2 above relating to the exercise of this option in installments: (a) upon your death or total disability this option shall be immediately exercisable, until the expiration date provided in Section 3 above, for the entire number of Option Shares covered hereby; (b) upon your retirement at age 50 or older the Organization and Compensation Committee may, in its discretion, accelerate the dates at which remaining installments of options may be exercised, until the expiration date provided in Section 3 above; and (c) upon any Change of Control of the Company (as defined in the Plan) this option shall then be immediately exercisable for the entire number of Option Shares covered hereby.

5.   Nontransferability.  This option is not transferable in any way whatsoever
     ------------------
     except by will or by the laws of descent and distribution. During your lifetime this option may be exercised only by you; after death it may be exercised by your executor, administrator, legatee or distributee, as the case may be, at any time within 12 months after your death, but in no event later than 10 years and one month from the Grant Date.

6.   Anti-dilution.  The unexercised portion of this option shall be adjusted,
     -------------
     without changing the aggregate purchase price to be paid for the shares covered hereby, insofar as may be necessary to reflect a stock split, stock dividend, exchange of shares, recapitalization or other change in the Company's capital structure or any merger or consolidation to which the Company may be a party. The Organization and Compensation Committee of the Board of Directors of the Company is authorized to effect whatever adjustment shall be to the nearest number of whole shares. The Organization and Compensation Committee is authorized to effect whatever adjustment may be deemed appropriate, and its determination thereof shall be final, binding and conclusive. This option does not affect the right or power of the Company to make adjustments, reclassifications, reorganizations or other changes affecting the structure or assets of the Company.

7.   No Contract.  This stock option agreement does not constitute a contract
     -----------
     for employment and shall not affect the right of the Company to terminate your employment for any reason whatsoever.

8.   Rights as Stockholder.  The options granted shall not entitle you or any
     ---------------------
     permitted transferee hereof to any rights of a stockholder of the Company or to any notice of proceedings of the Company in respect of any shares issuable upon exercise of this option unless and until the option has been exercised with respect to such shares. The Company shall not be required to issue or deliver any certificates for shares of its common stock purchased hereunder prior to compliance with applicable stock exchange requirements and federal and state laws and regulations with respect to the issuance, registration or listing of such shares.

9.   Lapse of Option.  This stock option agreement shall be null and void and of
     ---------------
     no effect in the event you shall fail to sign and return a counterpart hereof to the Company within ninety (90) days of its delivery to you.

10.  Governing Instrument and Law.  This option and any shares issued hereunder
     ----------------------------
     shall in all respects be governed by the terms and provisions of the Plan, and by the laws of the State of Delaware, and in the event of a conflict between the terms of this agreement and the terms of the Plan (copy attached), the terms of the Plan shall control.

     Dated: ___________________
                                       InterTAN, Inc.


                                   By: _____________________________________
                                       [Name]
                                       President and Chief Executive Officer

Accepted:


_______________________________        _____________________________________
(Signature of Optionee)                                (Date)

                                   EXHIBIT A
                                   ---------

                      NOTICE OF EXERCISE OF STOCK OPTION
                            1996 STOCK OPTION PLAN



InterTAN, Inc.

1. I hereby exercise the option granted to me by the Incentive Stock Option Agreement (ISO No. ___), having an effective date of grant of _____________ as to a total of _____ shares of InterTan, Inc. Common Stock, for _________ of such shares.

2. I deliver herewith a certified or bank cashier's check for US$_____________ [and/or Certificate No.(s) _____________ for an aggregate of ______________ shares of outstanding InterTAN, Inc. Common Stock] in full payment for such _________ shares at the option price of US$______ per share.

3.   I have enclosed (if stock certificates are tendered, but not otherwise) a
                      -----------------------------------------------------
     properly executed form of stock power for the transfer of any shares of InterTAN, Inc. Common Stock tendered in payment. If the stock certificates are for more shares than are required for full payment, a certificate for the excess shares is to be returned to me.

4.   My name* and address on the Company's records should be as follows:

     Name_______________________________________________________________________

     Address____________________________________________________________________

     ___________________________________________________________________________


SIGNED this ______ day of _________________, ______.



                                                ________________________________
                                                          (Signature)


*If joint ownership with spouse is desired, insert both names. Registration will be as joint tenants with right of survivorship. If joint ownership is not desired, show optionee name only.

ISO No. ____
Option Grant for
______ Shares

                       INCENTIVE STOCK OPTION AGREEMENT
                                PURSUANT TO THE
                     INTERTAN, INC. 1996 STOCK OPTION PLAN

_______________________
_______________________
_______________________
_______________________

Dear _________________:

Effective as of ________________ (the "Grant Date"), InterTAN, Inc. (including all of its subsidiaries, the "Company") hereby grants you an Incentive Stock Option (hereinafter referred to as the "option") to purchase ______ shares of its authorized common stock, US$1.00 par value (the "Option Shares"), at the option price of US$______ per share, under the InterTAN, Inc. 1996 Stock Option Plan (the "Plan") upon the following terms and conditions:

1.   Manner of Exercise; Payment of Purchase Price.  Subject to the provisions
     ---------------------------------------------
     of Section 2 hereof, the options granted shall be exercisable by you or by a transferee who may have succeeded to your rights under the provisions of
     Section 5 hereof by delivering to the Company at its principal office a written notice substantially in the form of Exhibit A, or such other form
                                                 ---------
     as the Organization and Compensation Committee of the Board of Directors shall approve, specifying the number of shares to be purchased and accompanied by a certified or bank cashier's check payable to the order of the Company and/or (but not more often than twice in any calendar year) certificates for outstanding shares of the Company's common stock, in negotiable form, having sufficient fair market value to satisfy the purchase price, or a combination of such check and outstanding common stock. The Company shall thereupon cause to be sent to you at your address, as shown in your written notice, the appropriate certificate or certificates evidencing the shares so purchased registered in your name (or, if so elected by you, your name and that of your spouse).

2.   Exercise of Option.  Unless this option shall have expired as provided in
     ------------------
     Section 3 below, and subject to the special provisions of Section 4 below, it may be exercised from time to time in whole or in part for not more than
     (a) one third (1/3) of the entire number of Option Shares at anytime after the first anniversary of the Grant Date, (b) one third (1/3) of the entire number of Option Shares from and after the second anniversary of the Grant Date, and (c) for the entire number of Option Shares from and after the third anniversary of the Grant Date; provided however, that to the extent the aggregate fair market value of stock with respect to which Incentive Stock Options granted to you under this and all other options are exercisable for the first time during any calendar year, whether because of the passing of an anniversary date or otherwise, exceeds $100,000 (determined at the time of grant), options constituting the excess will be treated for tax purposes as Nonstatutory Stock Options with options being taken into account in the order of grant. Solely for income tax purposes, if any of the options are treated as non qualified stock options under this paragraph, you (or your qualifying transferee) may specify to the Company at the time of exercise whether you are exercising Incentive Stock Options, non qualified stock options or a portion of each. The Company will issue the certificates in accordance with your designation and so identify the nature of stock in its stock transfer records. The right to purchase shares with respect to options which become exercisable shall be cumulative.

3.   Expiration of Option.  The options granted shall expire and become null and
     --------------------
     void upon the happening of whichever of the following events shall first occur: (a) expiration of three (3) months after you cease to be employed by the Company or any of its subsidiaries for any reason other than termination for cause, death or permanent disability; (b) a period of twelve (12) months shall have elapsed since your death or permanent disability; (c) a period of ten (10) years shall have elapsed since the Grant Date; or (d) your employment shall have been terminated for cause as determined by the Organization and Compensation Committee. Except as provided in Section 4 below, only those portions of this option exercisable as of the date of termination of your employment may be exercised, whether such termination is by retirement or otherwise.

4.   Acceleration of Exercise Dates.  Notwithstanding the provisions of Section
     ------------------------------
     2 above relating to the exercise of this option in installments: (a) upon your death or total disability this option shall be immediately exercisable, until the expiration date provided in Section 3 above, for the entire number of Option Shares covered hereby; (b) upon your retirement at age 50 or older the Organization and Compensation Committee may, in its discretion, accelerate the dates at which remaining installments of options may be exercised, until the expiration date provided in Section 3 above; and (c) upon any Change of Control of the Company (as defined in the Plan) this option shall then be immediately exercisable for the entire number of Option Shares covered hereby.

5.   Nontransferability.  This option is not transferable in any way whatsoever
     ------------------
     except by will or by the laws of descent and distribution. During your lifetime this option may be exercised only by you; after death it may be exercised by your executor, administrator, legatee or distributee, as the case may be, at any time within 12 months after your death, but in no event later than 10 years from the Grant Date.

6.   Anti-dilution.  The unexercised portion of this option shall be adjusted,
     -------------
     without changing the aggregate purchase price to be paid for the shares covered hereby, insofar as may be necessary to reflect a stock split, stock dividend, exchange of shares, recapitalization or other change in the Company's capital structure or any merger or consolidation to which the Company may be a party. The Organization and Compensation Committee of the Board of Directors of the Company is authorized to effect whatever adjustment shall be to the nearest number of whole shares. The Organization and Compensation Committee is authorized to effect whatever adjustment may be deemed appropriate, and its determination thereof shall be final, binding and conclusive. This option does not affect the right or power of the Company to make adjustments, reclassifications, reorganizations or other changes affecting the structure or assets of the Company.

7.   No Contract.  This stock option agreement does not constitute a contract
     -----------
     for employment and shall not affect the right of the Company to terminate your employment for any reason whatsoever.

8.   Rights as Stockholder.  The options granted shall not entitle you or any
     ---------------------
     permitted transferee hereof to any rights of a stockholder of the Company or to any notice of proceedings of the Company in respect of any shares issuable upon exercise of this option unless and until the option has been exercised with respect to such shares. The Company shall not be required to issue or deliver any certificates for shares of its common stock purchased hereunder prior to compliance with applicable stock exchange requirements and federal and state laws and regulations with respect to the issuance, registration or listing of such shares.

9.   Lapse of Option.  This stock option agreement shall be null and void and of
     ---------------
     no effect in the event you shall fail to sign and return a counterpart hereof to the Company within ninety (90) days of its delivery to you.

10.  Governing Instrument and Law.  This option and any shares issued hereunder
     ----------------------------
     shall in all respects be governed by the terms and provisions of the Plan, and by the laws of the State of Delaware, and in the event of a conflict between the terms of this agreement and the terms of the Plan (copy attached), the terms of the Plan shall control.

     Dated: ____________________
                                           InterTAN, Inc.


                                       By: _____________________________________
                                           [Name]
                                           President and Chief Operating Officer

Accepted:


_______________________________            _____________________________________
    (Signature of Optionee)                                (Date)

                                   EXHIBIT A
                                   ---------

                       NOTICE OF EXERCISE OF STOCK OPTION
                             1996 STOCK OPTION PLAN



InterTAN, Inc.

1. I hereby exercise the option granted to me by the Nonstatutory Stock Option Agreement (NSO No. ___), having an effective date of grant of _____________, as to a total of _______ shares of InterTAN, Inc. Common Stock, for _________ of such shares.

2. I deliver herewith a certified or bank cashier's check for US$______________ [and/or Certificate No.(s) _____________ for an aggregate of ______________ shares of outstanding InterTAN, Inc. Common Stock] in full payment for such _________ shares at the option price of US$_______ per share.

3.   I have enclosed (if stock certificates are tendered, but not otherwise) a
                      -----------------------------------------------------
     properly executed form of stock power for the transfer of any shares of InterTAN, Inc. Common Stock tendered in payment. If the stock certificates are for more shares than are required for full payment, a certificate for the excess shares is to be returned to me.

4.   My name* and address on the Company's records should be as follows:

     Name_______________________________________________________________________


     Address ___________________________________________________________________


     ___________________________________________________________________________


SIGNED this ______ day of _________________, ______.



                                      ________________________________
                                                  (Signature)


*If joint ownership with spouse is desired, insert both names. Registration will be as joint tenants with right of survivorship. If joint ownership is not desired, show optionee name only.